EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-98728) and Forms S-8 (No. 33-98956 and No. 33-98958) of Cree Research, Inc. and subsidiaries of our report dated July 22, 1998 relating to the financial statements which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Raleigh, North Carolina
August 11, 1999